Exhibit 99.1

[DFT LOGO]	Fourth Quarter 2010 Earnings Release and Supplemental Information

[PHOTOGRAPHS OF THE NJ1 DATA CENTER FACILITY AND INFRASTRUCTURE]

NJ1

Piscataway, NJ

DuPont Fabros Technology, Inc.	(202) 728-0044	Investor Relations Contact:
1212 New York Avenue, NW	www.dft.com	Mr. Christopher A. Warnke
Suite 900	NYSE: DFT	investorrelations@dft.com
Washington, D.C. 20005		(202) 478-2330

[DFT LOGO]

Fourth Quarter 2010 Results

Table of Contents

Earnings Release	1-4

Consolidated Statements of Operations	5

Reconciliations of Net Income to Funds From Operations and Adjusted Funds From Operations	6

Consolidated Balance Sheets	7

Consolidated Statements of Cash Flows	8

Operating Properties	9

Lease Expirations	10

Development Projects	11

Debt Summary and Debt Maturity	12

Selected Unsecured Debt Metrics and Capital Structure	13

Common Share and Operating Partnership Unit Weighted Average Amounts Outstanding	14

2011 Guidance	15

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding the company’s business, as further discussed within this press release supplement. These financial measures, which include Funds From Operations, Adjusted Funds From Operations, Funds From Operations per share and Adjusted Funds From Operations per share, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity. Information included in this supplemental package is unaudited.

[DFT LOGO]

NEWS

DUPONT FABROS TECHNOLOGY, INC. REPORTS 2010 RESULTS

Revenues up 25.3% Quarter Over Quarter and 21.1% Year Over Year

ACC5 100% Leased

Provides Outlook for 2011 Performance

WASHINGTON, DC, — February 8, 2011 - DuPont Fabros Technology, Inc. (NYSE: DFT) today reported results for the quarter and year ended December 31, 2010. All per share results are reported on a fully diluted basis.

Highlights

•	As of today, the company’s stabilized operating portfolio is 100% leased, NJ1 Phase I is 22% leased and CH1 Phase II is 29% pre-leased.

•	In the 2011 first quarter to date, the company:

•	Signed four leases totaling 9.75 megawatts (“MW”). This includes the 100% lease-up of ACC5 and 29% pre-lease of CH1 Phase II.

•	Amended its line of credit to eliminate the 1% LIBOR floor and lowered the interest rate. As of today, there are no borrowings under this facility.

•	Fourth quarter 2010 activity as previously reported in the third quarter earnings release:

•	Signed two NJ1 leases totaling 2.84 MW, or 16% of the building.

•	Issued 7.4 million shares of 7.875% Series A perpetual preferred stock, raising net proceeds of approximately $179 million.

•	Paid off in full the $196.5 million ACC4 secured loan that was scheduled to mature in October 2011.

•	Placed the ACC5 Phase II and NJ1 Phase I developments into operations on November 1, 2010.

Hossein Fateh, President and Chief Executive Officer of the company, said, “Over the course of the year, we continued to strengthen our balance sheet. During the fourth quarter, we opened two new developments, one of which is now 100% leased, issued our first series of perpetual preferred stock and paid off a secured loan that had a 2011 maturity date. Our principal focus for 2011 is to maximize portfolio leasing, complete two additional fully funded developments in the third quarter of 2011, and fund and start our Chicago phase II development for delivery in 2012. We remain optimistic regarding the demand of our wholesale locations.”

Fourth Quarter 2010 Results

For the quarter ended December 31, 2010, the company reported earnings of $0.10 per share compared to a loss of $0.16 per share for the fourth quarter of 2009. The difference is primarily due to the fourth quarter 2009 loss on the discontinuance of a cash flow hedge of $13.7 million, or $0.20 per share.

Revenues increased 25.3%, or $13.3 million, to $66.0 million for the fourth quarter of 2010 over the fourth quarter of 2009. This revenue increase includes a reduction of $1.8 million, or 2.7%, due to energy cost savings from the company’s continued participation in load management and rate setting programs. These energy savings, while a reduction of revenue, also represent a direct reduction of property operating costs due to the triple net lease structure in place with our tenants and, therefore, have no negative impact to earnings or Funds from Operations (“FFO”).

FFO for the quarter ended December 31, 2010 was $0.33 per share compared to $0.05 per share for the quarter ended December 31, 2009. Excluding the one-time loss on discontinuance of the cash flow hedge noted above, FFO was $0.25 per share for the fourth quarter of 2009. The increase is primarily due to higher operating income due to the lease up of certain operating properties.

Year Ended December 31, 2010 Results

For the year ended December 31, 2010, the company reported earnings of $0.51 per share compared to earnings of $0.04 per share for 2009. Revenues increased 21.1%, or $42.3 million, to $242.5 million for the year ended December 31, 2010 over the corresponding period in 2009. This revenue increase was offset by a reduction of $5.1 million, or 2.1%, due to 2010 energy cost savings from the company’s participation in load management and rate setting programs. FFO for the year ended December 31, 2010 was $1.33 per share compared to $0.88 per share for 2009. FFO for 2009 was negatively impacted by the aforementioned $0.20 per share loss on discontinuance of a cash flow hedge.

Portfolio Update

During the fourth quarter of 2010, the company:

•

Signed two new leases at NJ1 Phase I totaling 2.84 MW of critical load and 13,683 raised square feet with an average lease term of 12.1 years. One lease commenced in January 2011 and the other is scheduled to commence in April 2011.

•

Commenced six leases totaling 19.12 MW of critical load and 99,500 raised square feet. Four of the leases totaling 13.65 MW and 65,900 raised square feet were at ACC5, one lease totaling 4.33 MW and 28,200 raised square feet was at CH1 and one lease totaling 1.14 MW and 5,400 raised square feet was at NJ1.

For the twelve months ended December 31, 2010, the company:

•

Signed fourteen leases representing 23.18 MW of critical load, 128,869 raised square feet and renewed two leases representing 2.11 MW and 23,480 raised square feet. The average lease term at lease signing was 8.8 years representing approximately $480 million of contract value to the company.

•	Commenced fifteen leases totaling 30.39 MW of critical load and 163,686 raised square feet.

In 2011 to date, the company signed four new leases or pre-leases at ACC5 and CH1 Phase II totaling 9.75 MW of critical load and 53,500 raised square feet with an average lease term of 5.8 years. Leases and pre-leases are scheduled to commence in the first quarter of 2011 and in 2012, subject to funding and completion of CH1 Phase II.

SC1 Phase I in Santa Clara, California and ACC6 Phase I in Ashburn, Virginia are in development and the company currently expects each to be completed during the third quarter of 2011. Each development is fully funded, on schedule and within our expected total cost.

Capital Markets Update

In October 2010, the company sold 7.4 million shares of 7.875% Series A perpetual preferred stock at a price of $25 per share, raising net proceeds of approximately $179 million in an underwritten public offering. The company used the proceeds from this offering and a portion of its cash on hand to pay off in full the $196.5 million ACC4 Term Loan on October 25, 2010 that was originally due to mature in October 2011. The company’s earliest debt maturity is the $150 million ACC5 Term Loan in December 2014.

In February 2011, the company amended its $100 million line of credit and lowered its interest rate on this facility by eliminating the LIBOR floor of 1% and instituting a tiered pricing grid based upon leverage that ranges from LIBOR plus 3.25% to LIBOR plus 4.25%. As of today, there are no borrowings under this facility.

2011 Guidance

The company has established an FFO guidance range of $0.36 to $0.39 per share for the first quarter of 2011. The primary differences between the company’s fourth quarter 2010 FFO and the midpoint of the first quarter 2011 FFO guidance is the write-off of unamortized deferred financing costs of $0.03 per share in the fourth quarter of 2010 and $0.02 per share of increased operating income.

The company has established an FFO guidance range of $1.50 to $1.70 per share for the full year 2011. The assumptions underlying this guidance are listed on page 15 of this release. The primary differences between the company’s 2010 FFO and the midpoint of the 2011 FFO guidance are:

•	Increase of $0.47 per share from higher operating income, net of depreciation and amortization.

•	Higher financing costs expensed of $0.15 per share.

•	Dilution of $0.08 per share for the additional shares issued in 2010 and other items.

•	Write-off of $0.03 per share for the unamortized deferred financing costs in 2010.

Fourth Quarter 2010 Conference Call and Webcast Information

The company will host a conference call to discuss these results tomorrow, Wednesday, February 9, 2011 at 10:00 a.m. ET. To access the live call, please visit the Investor Relations section of the company’s website at www.dft.com or dial 1-888-378-4350 (domestic) or 1-719-457-2603 (international). A replay will be available for seven days by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) using conference ID 2414285. The webcast will be archived on the company’s website for one year at www.dft.com on the Presentations & Webcasts page.

First Quarter 2011 Conference Call

DuPont Fabros Technology, Inc. expects to announce first quarter 2011 results on Tuesday, May 3, 2011 and to host a conference call to discuss those results at 10:00 a.m. ET on Wednesday, May 4, 2011.

About DuPont Fabros Technology, Inc.

DuPont Fabros Technology, Inc. (NYSE: DFT) is a real estate investment trust (REIT) and leading owner, developer, operator and manager of wholesale data centers. The company’s data centers are highly specialized, secure facilities used primarily by Internet and enterprise companies to house, power and cool some of the computer servers that support many of their most critical business processes. DuPont Fabros Technology, Inc. is headquartered in Washington, DC. For more information, please visit www.dft.com.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements include expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the company’s control. The company faces many risks that could cause its actual performance to differ materially from the results contemplated by its forward-looking statements, including, without limitation, the risk that its assumptions underlying its 2011 FFO guidance are not realized, the risk that the company may be unable to obtain financing on favorable terms to facilitate, among other things, future development projects, including, but not limited to, development of CH1 Phase II, the risks commonly associated with construction and development of new facilities (including delays and/or cost increases associated with the completion of new developments), risks relating to obtaining required permits and compliance with permitting, zoning, land-use and environmental requirements, the risks related to the leasing of available space to third-party tenants, including the ability of the company to negotiate leases on terms that will enable it to achieve its expected returns, the risk that the company will not declare and pay dividends as anticipated for 2011 and the risk that the company may not be able to maintain its qualification as a REIT for federal tax purposes. The periodic reports that the company files with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009 and its Forms 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, contain detailed descriptions of these and many other risks to which the company is subject. These reports are available on our website at www.dft.com. Because of the risks described above and other unknown risks, the company’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s expectations and intentions only as of the date of this press release. The company assumes no responsibility to issue updates to the contents of this press release.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except share and per share data)

	Quarter ended December 31,		Year ended December 31,
	2010	2009	2010	2009
Revenues:
Base rent	$42,899	$32,936	$154,258	$116,829
Recoveries from tenants	20,135	17,954	78,447	69,014
Other revenues	2,977	1,786	9,836	14,439

Total revenues	66,011	52,676	242,541	200,282
Expenses:
Property operating costs	17,128	16,412	67,033	62,911
Real estate taxes and insurance	1,342	1,657	5,281	5,291
Depreciation and amortization	17,156	15,150	62,483	56,701
General and administrative	3,607	3,216	14,743	13,358
Other expenses	2,163	1,310	7,124	11,485

Total expenses	41,396	37,745	156,664	149,746

Operating income	24,615	14,931	85,877	50,536
Interest income	386	31	1,074	381
Interest:
Expense incurred	(8,706)	(8,361)	(36,746)	(25,462)
Amortization of deferred financing costs	(3,292)	(4,321)	(6,497)	(8,854)
Loss on discontinuance of cash flow hedge	—	(13,715)	—	(13,715)

Net income (loss)	13,003	(11,435)	43,708	2,886
Net (income) loss attributable to redeemable noncontrolling interests – operating partnership	(3,592)	4,620	(13,261)	(1,133)

Net income (loss) attributable to controlling interests	9,411	(6,815)	30,447	1,753
Preferred stock dividends	(3,157)	—	(3,157)	—

Net income (loss) attributable to common shares	$6,254	$(6,815)	$27,290	$1,753

Earnings per share – basic:
Net income (loss) attributable to common shares	$0.10	$(0.16)	$0.51	$0.04

Weighted average common shares outstanding	59,055,307	41,514,002	52,800,712	39,938,225

Earnings per share – diluted:
Net income (loss) attributable to common shares	$0.10	$(0.16)	$0.51	$0.04

Weighted average common shares outstanding	60,310,402	41,514,002	54,092,703	40,636,035

Dividends declared per common share	$0.12	$0.08	$0.44	$0.08

DUPONT FABROS TECHNOLOGY, INC.

RECONCILIATIONS OF NET INCOME TO FFO AND AFFO (1)

(in thousands except share and per share data)

	Quarter ended December 31,		Year ended December 31,
	2010	2009	2010	2009
Net income (loss)	$13,003	$(11,435)	$43,708	$2,886
Depreciation and amortization	17,156	15,150	62,483	56,701
Less: Non real estate depreciation and amortization	(190)	(141)	(642)	(496)

FFO	29,969	3,574	105,549	59,091
Preferred stock dividends	(3,157)	—	(3,157)	—

FFO attributable to common shares and OP units	$26,812	$3,574	$102,392	$59,091
Straight-line revenues	(9,514)	(6,808)	(35,403)	(18,312)
Amortization of lease contracts above and below market value	(535)	(1,648)	(2,505)	(6,881)
Loss on discontinuance of cash flow hedge	—	13,715	—	13,715
Loss on early extinguishment of debt	2,547	2,825	2,547	3,872

Compensation paid with Company common shares	1,005	513	3,803	1,944

AFFO	$20,315	$12,171	$70,834	$53,429

FFO attributable to common shares and OP units per share - diluted	$0.33	$0.05	$1.33	$0.88

AFFO per share - diluted	$0.25	$0.18	$0.92	$0.79

Weighted average common shares and OP units outstanding - diluted	82,392,751	67,937,872	77,085,859	67,350,581

(1)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO per share is calculated on a basis consistent with net income attributable to common shares and OP units and reflects adjustments to net income for preferred stock dividends.

The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. The Company also believes that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to the Company’s FFO. Therefore, the Company believes that in order to facilitate a clear understanding of its historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends or make distributions.

The Company also presents FFO with supplemental adjustments to arrive at Adjusted FFO (“AFFO”). AFFO is FFO attributable to common shares and OP units excluding straight-line revenue, non-cash stock based compensation, gain or loss on derivative instruments, acquisition of service agreements, below market lease amortization net of above market lease amortization and early extinguishment of debt costs. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund the Company’s cash needs including the Company’s ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies. The Company’s management uses AFFO in management reports to provide a measure of REIT operating performance that can be compared to other companies using AFFO.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands except share data)

	December 31, 2010	December 31, 2009
ASSETS
Income producing property:
Land	$50,531	$44,001
Buildings and improvements	1,779,955	1,438,598

	1,830,486	1,482,599
Less: accumulated depreciation	(172,537)	(115,225)

Net income producing property	1,657,949	1,367,374
Construction in progress and land held for development	336,686	330,170

Net real estate	1,994,635	1,697,544
Cash and cash equivalents	226,950	38,279
Marketable securities held to maturity	—	138,978
Restricted cash	1,600	10,222
Rents and other receivables	3,227	2,550
Deferred rent	92,767	57,364
Lease contracts above market value, net	13,484	16,349
Deferred costs, net	45,543	52,208
Prepaid expenses and other assets	19,245	9,551

Total assets	$2,397,451	$2,023,045

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$150,000	$348,500
Unsecured notes payable	550,000	550,000
Accounts payable and accrued liabilities	21,409	16,301
Construction costs payable	67,262	6,229
Accrued interest payable	2,766	3,510
Dividend and distribution payable	12,970	—
Lease contracts below market value, net	23,319	28,689
Prepaid rents and other liabilities	22,644	15,564

Total liabilities	850,370	968,793
Redeemable noncontrolling interests—operating partnership	466,823	448,811
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, par value $.001, 50,000,000 shares authorized, 7,400,000 issued and outstanding at December 31, 2010 and no shares issued or outstanding at December 31, 2009	185,000	—
Common stock, par value $.001, 250,000,000 shares authorized, 59,827,005 shares issued and outstanding at December 31, 2010 and 42,373,340 shares issued and outstanding at December 31, 2009	60	42
Additional paid in capital	946,379	683,870
Accumulated deficit	(51,181)	(78,471)

Total stockholders’ equity	1,080,258	605,441

Total liabilities and stockholders’ equity	$2,397,451	$2,023,045

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended December 31,
	2010	2009
Cash flow from operating activities
Net income	$43,708	$2,886
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	62,483	56,701
Straight line rent	(35,403)	(18,312)
Loss on discontinuance of cash flow hedge	—	13,715
Amortization of deferred financing costs	3,950	4,982
Write-off of deferred financing costs	2,547	3,872
Amortization of lease contracts above and below market value	(2,505)	(6,881)
Compensation paid with Company common shares	3,803	1,944
Changes in operating assets and liabilities
Restricted cash	(274)	(88)
Rents and other receivables	(852)	(1,472)
Deferred costs	(2,563)	(2,866)
Prepaid expenses and other assets	(7,811)	(1,373)
Accounts payable and accrued liabilities	5,083	4,824
Accrued interest payable	(744)	1,729
Prepaid rents and other liabilities	5,261	6,237

Net cash provided by operating activities	76,683	65,898

Cash flow from investing activities
Investments in real estate – development	(265,217)	(113,918)
Marketable securities held to maturity:
Purchase	(60,000)	(138,978)
Redemption	198,978	—
Interest capitalized for real estate under development	(25,177)	(5,691)
Improvements to real estate	(2,985)	(3,384)
Additions to non-real estate property	(630)	(404)

Net cash used in investing activities	(155,031)	(262,375)

Cash flow from financing activities
Issuance of common stock, net of offering costs	305,176	—
Issuance of preferred stock, net of offering costs	178,620	—
Line of credit:
Repayments	—	(233,424)
Unsecured notes payable:
Proceeds	—	550,000
Mortgage notes payable:
Proceeds	—	331,726
Lump sum payoffs	(196,500)	(365,121)
Repayments	(2,000)	(51,500)
Return (payment) of escrowed proceeds	8,896	(10,000)
Exercises of stock options	820	—
Payments of financing costs	(2,950)	(21,310)
Payment for termination of cash flow hedge	—	(13,715)
Dividends and distributions:
Common shares	(17,796)	(3,389)
Redeemable noncontrolling interests – operating partnership	(7,247)	(2,023)

Net cash provided by financing activities	267,019	181,244

Net increase (decrease) in cash and cash equivalents	188,671	(15,233)
Cash and cash equivalents, beginning	38,279	53,512

Cash and cash equivalents, ending	$226,950	$38,279

Supplemental information:
Cash paid for interest, net of amounts capitalized	$37,490	$23,732

Deferred financing costs capitalized for real estate under development	$1,198	$1,330

Construction costs payable capitalized for real estate under development	$67,262	$6,229

Redemption of OP units for common shares	$68,000	$96,700

Adjustments to redeemable non-controlling interests	$82,632	$58,105

DUPONT FABROS TECHNOLOGY, INC.

Operating Properties

As of December 31, 2010

Property	Property Location	Year Built/ Renovated	Gross Building Area (2)	Raised Square Feet (3)	Critical Load MW (4)	% Leased (5)	% Commenced (5)
Stabilized (1)
ACC2	Ashburn, VA	2001/2005	87,000	53,000	10.4	100%	100%
ACC3	Ashburn, VA	2001/2006	147,000	80,000	13.9	100%	100%
ACC4	Ashburn, VA	2007	347,000	172,000	36.4	100%	100%
ACC5 (6)	Ashburn, VA	2009-2010	360,000	176,000	36.4	88%	88%
CH1 Phase I	Elk Grove Village, IL	2008	285,000	122,000	18.2	100%	100%
VA3	Reston, VA	2003	256,000	147,000	13.0	100%	100%
VA4	Bristow, VA	2005	230,000	90,000	9.6	100%	100%

Subtotal— stabilized			1,712,000	840,000	137.9

Completed not Stabilized
NJ1 Phase I (6)	Piscataway, NJ	2010	180,000	88,000	18.2	22%	6%

Total Operating Properties			1,892,000	928,000	156.1

(1)	Stabilized operating properties are either 85% or more leased or have been in service for 24 months or greater.
(2)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where the tenants’ computer servers are located), tenant common areas, areas controlled by the Company (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to the tenants.
(3)	Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.
(4)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by tenants expressed in terms of megawatt, or MW, or kilowatt, or kW (1 MW is equal to 1,000 kW).
(5)	Percentage leased is expressed as a percentage of critical load that is subject to an executed lease. Percentage commenced is expressed as a percentage of critical load where the lease has commenced under generally accepted accounting principles. Leases executed as of December 31, 2010 (including the 16% of NJ1 Phase I leased but not commenced) represent $185 million of base rent on a straight-line basis and $154 million on a cash basis over the next twelve months. This excludes contractual management fees and approximately $2 million of revenues from the amortization of above and below market leases.
(6)	As of February 8, 2011, ACC5 is 100% leased and 100% commenced, and NJ1 Phase I is 22% leased and 9% commenced.

DUPONT FABROS TECHNOLOGY, INC.

Lease Expirations

As of December 31, 2010

The following table sets forth a summary schedule of lease expirations of the operating properties for each of the ten calendar years beginning with 2011. The information set forth in the table assumes that tenants exercise no renewal options and takes into account early tenant termination options.

Year of Lease Expiration	Number of Leases Expiring (1)	Raised Square Feet Expiring (in thousands) (2)	% of Leased Raised Square Feet	Total kW of Expiring Leases (3)	% of Leased kW	% of Annualized Base Rent

2011	1	5	0.6%	1,138	0.8%	0.9%
2012	2	82	9.8%	7,340	5.3%	4.8%
2013	3	45	5.4%	4,630	3.4%	2.4%
2014	7	50	5.9%	7,887	5.7%	6.0%
2015	7	99	11.8%	17,850	13.0%	12.0%
2016	4	72	8.6%	10,423	7.6%	7.6%
2017	6	80	9.6%	13,388	9.8%	9.9%
2018	4	75	9.0%	15,309	11.2%	11.4%
2019	9	119	14.3%	21,500	15.7%	14.5%
2020	6	65	7.7%	11,862	8.6%	9.5%
After 2020	9	145	17.3%	26,003	18.9%	21.0%

Total	58	837	100%	137,330	100%	100%

(1)	The operating properties have a total of 27 tenants with 58 different lease expiration dates. The top three tenants represented 60% of annualized base rent as of December 31, 2010.
(2)	Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.
(3)	One MW is equal to 1,000 kW.

DUPONT FABROS TECHNOLOGY, INC.

Development Projects

As of December 31, 2010

($ in thousands)

Property	Property Location	Gross Building Area (1)	Raised Square Feet (2)	Critical Load MW (3)	Estimated Total Cost (4)	Construction in Progress & Land Held for Development (5)	Percentage Pre-Leased

Current Development Projects
SC1 Phase I	Santa Clara, CA (6)	180,000	88,000	18.2	$230,000 - 260,000	$146,787	0%
ACC6 Phase I	Ashburn, VA (6)	131,000	66,000	13.0	110,000 - 130,000	60,167	0%

		311,000	154,000	31.2	$340,000 - 390,000	206,954

Future Development Projects/Phases
CH1 Phase II	Elk Grove Village, IL (7)	200,000	109,000	18.2	$17,715	17,715
NJ1 Phase II	Piscataway, NJ	180,000	88,000	18.2	44,000 - 46,000	39,275
SC1 Phase II	Santa Clara, CA	180,000	88,000	18.2	50,000 - 60,000	46,225
ACC6 Phase II	Ashburn, VA	131,000	66,000	13.0	25,000 - 30,000	20,053

		691,000	351,000	67.6	$136,715 - 153,715	123,268

Land Held for Development
ACC7	Ashburn, VA	100,000	50,000	10.4	—	4,242
SC2 Phase I/II	Santa Clara, CA	300,000	171,000	36.4	—	2,222

		400,000	221,000	46.8		6,464

Total		1,402,000	726,000	145.6		$336,686

(1)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where the tenants’ computer servers are located), tenant common areas, areas controlled by the Company (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to the tenants.
(2)	Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.
(3)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by tenants expressed in terms of MW or kW (1 MW is equal to 1,000 kW).
(4)	Current development projects include land, capitalization for construction and development, capitalized interest and capitalized operating carrying costs, as applicable, upon completion. Future Phase II development projects include land, shell, underground work and capitalized interest through Phase I opening only; CH1 Phase II project costs includes land, shell and capitalized interest only.
(5)	Amount capitalized as of December 31, 2010.
(6)	Completion expected during the third quarter of 2011.
(7)	As of February 8, 2011, CH1 Phase II is 29% pre-leased.

DUPONT FABROS TECHNOLOGY, INC.

Debt Summary as of December 31, 2010

($ in thousands)

	Amounts	% of Total	Rates (1)	Maturities (years)
Secured	$150,000	21.4%	5.8%	3.9
Unsecured	550,000	78.6%	8.5%	6.3

Total	$700,000	100.0%	7.9%	5.8

Fixed Rate Debt:
Unsecured Notes	$550,000	78.6%	8.5%	6.3

Fixed Rate Debt	550,000	78.6%	8.5%	6.3

Floating Rate Debt:
Unsecured Credit Facility	—	—	—	2.3
ACC5 Term Loan	150,000	21.4%	5.8%	3.9

Floating Rate Debt	150,000	21.4%	5.8%	3.9

Total	$700,000	100.0%	7.9%	5.8

Note:	The Company capitalized interest and deferred financing cost amortization of $6.0 million and $26.4 million during the three and twelve months ended December 31, 2010, respectively.
(1)	Rate as of December 31, 2010.

Debt Maturity as of December 31, 2010

($ in thousands)

Year	Fixed Rate		Floating Rate		Total	% of Total	Rates (3)
2011	$—		$5,200	(2)	$5,200	0.7%	5.8%
2012	—		5,200	(2)	5,200	0.7%	5.8%
2013	—		5,200	(2)	5,200	0.7%	5.8%
2014	—		134,400	(2)	134,400	19.2%	5.8%
2015	125,000	(1)	—		125,000	17.9%	8.5%
2016	125,000	(1)	—		125,000	17.9%	8.5%
2017	300,000	(1)	—		300,000	42.9%	8.5%

Total	$550,000		$150,000		$700,000	100%	7.9%

(1)	The Unsecured Notes have mandatory amortizations of $125.0 million due in 2015, $125.0 million due in 2016 and $300.0 million due in 2017.
(2)	The ACC5 Term Loan matures on December 2, 2014 with no extension option. Scheduled quarterly principal amortization payments of $1.3 million started in the first quarter of 2011.
(3)	Rate as of December 31, 2010.

DUPONT FABROS TECHNOLOGY, INC.

Selected Unsecured Debt Metrics

	12/31/10	9/30/10

Interest Coverage ratio (not less than 2.0)	2.8	2.2

Total Debt to Gross Asset Value (not to exceed 60%)	27.4%	35.4%

Secured Debt to Total Assets (not to exceed 40%)	5.9%	13.7%

Total Unsecured Assets to Unsecured Debt (not less than 150%)	308.8%	198.2%

These selected metrics relate to DuPont Fabros Technology, LP’s outstanding unsecured debt. DuPont Fabros Technology, Inc. is the general partner of DuPont Fabros Technology, LP.

Capital Structure as of December 31, 2010

(in thousands except per share data)

Mortgage Notes Payable				$150,000
Unsecured Notes				550,000

Total Debt				700,000	26.7%
Common Shares	73%	59,827
Operating Partnership (“OP”) Units	27%	21,948

Total Shares and Units	100%	81,775
Common Share Price at December 31, 2010		$21.27

Common Share and OP Unit Capitalization			$1,739,354
Preferred Stock ($25 per share liquidation preference)			185,000

Total Equity				1,924,354	73.3%

Total Market Capitalization				$2,624,354	100.0%

DUPONT FABROS TECHNOLOGY, INC.

Common Share and OP Unit

Weighted Average Amounts Outstanding

	Q4 2010	Q4 2009	YTD Q4 2010	YTD Q4 2009
Weighted Average Amounts Outstanding for EPS Purposes:

Common Shares – basic	59,055,307	41,514,002	52,800,712	39,938,225
Shares issued from assumed conversion of:
- Restricted Shares	418,938	—	409,563	268,316
- Stock Options	836,157	—	882,428	429,494

Total Common Shares - diluted	60,310,402	41,514,002	54,092,703	40,636,035

Weighted Average Amounts Outstanding for FFO and AFFO Purposes:

Common Shares – basic	59,055,307	41,514,002	52,800,712	39,938,225
OP Units – basic	22,082,349	25,166,370	22,993,156	26,714,546

Total Common Shares and OP Units	81,137,656	66,680,372	75,793,868	66,652,771
Shares and OP Units issued from assumed conversion of:
- Restricted Shares	418,938	463,802	409,563	268,316
- Stock Options	836,157	793,698	882,428	429,494

Total Common Shares and Units - diluted	82,392,751	67,937,872	77,085,859	67,350,581

Period Ending Amounts Outstanding:

Common Shares	59,827,005
OP Units	21,947,501

Total Common Shares and Units	81,774,506

DUPONT FABROS TECHNOLOGY, INC.

2011 Guidance

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

	Expected Q1 2011 per share	Expected 2011 per share
Net income per common share and unit – diluted	$0.14 to $0.17	$0.58 to $0.74
Depreciation and amortization, net	$0.22	0.92 to 0.96

FFO per share – diluted (1)	$0.36 to $0.39	$1.50 to $1.70

Note: 2011 guidance assumes additional financings of $100 million in early 2011 and $75 million in late 2011.

2011 Debt Assumptions

Weighted average debt outstanding	$696.8 million
Weighted average interest rate	7.9%

Total interest costs	$55.0 million
Amortization of deferred financing costs	$3.6 million
Interest expense capitalized	$(22.9) to $(25.7) million
Deferred financing costs amortization capitalized	$(1.2) to $(1.4) million

Total interest expense after capitalization	$31.5 to $34.5 million

2011 Other Guidance Assumptions

Total revenues	$285 to $315 million
Other revenues (included in total revenues)	$8 to $10 million
Straight-line revenues (included in total revenues)	$35 to $45 million
Below market lease amortization, net of above market lease amortization	$2 million
General and administrative expense	$16 to $18 million
Investments in real estate - development	$380 to $400 million
Improvements to real estate excluding development	$4 to $6 million
Estimated dividend distribution payout	$0.48 per share
Weighted average common shares and OP units - diluted	83 million

(1)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO per share is calculated on a basis consistent with net income attributable to common shares and OP units and reflects adjustments to net income for preferred stock dividends.

The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. The Company also believes that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to the Company’s FFO. Therefore, the Company believes that in order to facilitate a clear understanding of its historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends or make distributions.